Exhibit 99.1

Orthofix Medical Inc.

3451 Plano Parkway

Lewisville, TX 75056 USA

Tel 214 937 2000

Orthofix.com

Orthofix Announces New Business Unit President

Kimberley Elting, Chief Legal and Development Officer for Orthofix, Appointed to Lead Global Orthopedics Business

LEWISVILLE, TEXAS — April 8, 2022 — Orthofix Medical Inc. (NASDAQ:OFIX), a global medical device company with a spine and orthopedics focus, today announced a leadership transition for its Orthopedics Business Unit. Kimberley Elting, currently Chief Legal and Development Officer for Orthofix, will become the President of the Global Orthopedics business effective today. In this role, Elting succeeds Paul Gonsalves, who is leaving the company to pursue other opportunities.

“With more than 25 years in the medical device space, a track record of success at Orthofix, and a demonstrated passion for our Orthopedics business, Kim will bring strong leadership and meaningful perspective to this business,” said Orthofix President and CEO Jon Serbousek. “We have made significant investments to build the Orthopedics Business unit and we feel confident that she is the right person to lead this team to continue to drive growth in this sector of our business.”

Elting has significant experience in the medical device product life cycle, supporting research and development and commercialization, and leading business development initiatives that strengthened organic and inorganic company growth. Her leadership has resulted in the successful acquisition of companies and technologies that expand the Orthofix portfolio of solutions, including the M6-C™ artificial cervical disc that mimics the natural motion of a native disc, the Fitbone internal limb lengthening system that corrects limb differentials, significant expansion of our biologics portfolio, and key investments in differentiated technologies such as nView medical and Neo Medical. During the course of the last five years at Orthofix, she has led many functions at Orthofix including Regulatory and Quality, Corporate Communications, and Business Development, in addition to the Legal group. In the coming months she will transition her legal, business development and corporate communications responsibilities to new leaders.

“The Orthopedics business was the foundation for Orthofix over forty years ago when this company was started in Verona, Italy, and it has a long history of providing meaningful products and life-changing patient solutions to orthopedic surgeons world-wide,” said Elting. “I look forward to working with this talented team as we continue to innovate and bring to market differentiated products and solutions for pediatric and adult deformity correction and limb reconstruction, helping deliver on our commitment to improve patient mobility.”

Elting joined the Orthofix Leadership team as Chief Legal Officer in September 2016, was named Chief Legal and Administrative Officer in 2017, and Chief Legal and Development Officer in 2020. A seasoned executive, she has a strong background in the medical device industry. Before coming to Orthofix, Elting served as General Counsel and Vice President Corporate Affairs at TriVascular Technologies, Inc. In this role, she led the legal, compliance, human resources (HR) and government affairs functions for the company. Prior to this, Elting served in various roles of increasing responsibility with St. Jude Medical including General Counsel and Vice President of HR and Health Policy for the Neuromodulation Division. Elting previously was a partner at the Jones Day law firm. A graduate of Ithaca College, Elting earned her Law Degree from the University of Denver and an LL.M. in Health Law from Loyola University Chicago.

About Orthofix

Orthofix Medical Inc. is a global medical device company with a spine and orthopedics focus. The Company’s mission is to deliver innovative, quality-driven solutions while partnering with health care professionals to improve patient mobility. Headquartered in Lewisville, Texas, Orthofix’s spine and orthopedics products are distributed in more than 60 countries via the Company's sales representatives and distributors. For more information, please visit Orthofix.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, relating to our business and financial outlook, which are based on our current beliefs, assumptions, expectations, estimates, forecasts and projections. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “intends,” “predicts,” “potential,” or “continue” or other comparable terminology. These forward-looking statements are not guarantees of our future performance and involve risks, uncertainties, estimates and assumptions that are difficult to predict, including the risks described in Part I, Item 1A under the heading Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2021 (the “2021 Form 10-K”).

This list of risks, uncertainties and other factors is not complete. We discuss some of these matters more fully, as well as certain risk factors that could affect our business, financial condition, results of operations, and prospects, in reports we file from time-to-time with the SEC, which are available to read at www.sec.gov. Any or all forward-looking statements that we make may turn out to be wrong (due to inaccurate assumptions that we make or otherwise), and our actual outcomes and results may differ materially from those expressed in these forward-looking statements. You should not place undue reliance on any of these forward-looking statements. Further, any forward-looking statement speaks only as of the date hereof, unless it is specifically otherwise stated to be made as of a different date. We undertake no obligation to update, and expressly disclaim any duty to update, our forward-looking statements, whether as a result of circumstances or events that arise after the date hereof, new information, or otherwise